UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 25, 2025, GTJ Realty, LP (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of GTJ REIT, Inc. (the “Company”), extended the maturity date of its revolving credit facility (the “Revolver”) from August 5, 2025 to August 5, 2026 pursuant to Section 12 of the First Amended and Restated Credit Agreement, dated October 22, 2021 (the “Amended and Restated Credit Agreement”), as amended by the First Amendment, dated August 5, 2022, with Keybank National Association, as agent and lender, First Financial Bank, as lender, and the Company and certain direct and indirect subsidiaries of the Company as guarantors. In connection with the extension, the Operating Partnership is required to pay an extension fee equal to 20 basis points on the $40 million total revolving credit commitment under the Revolver. In addition, certain subsidiaries of the Operating Partnership were added as guarantors under the Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	July 30, 2025	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer